Exhibit 99.1
For immediate release
Beyond Meat® Reports Second Quarter 2022 Financial Results

EL SEGUNDO, Calif. — August 4, 2022 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its second quarter ended July 2, 2022.
Second Quarter 2022 Financial Highlights1
•Net revenues were $147.0 million, a decrease of 1.6% year-over-year.
•Gross profit was a loss of $6.2 million, or gross margin of -4.2% of net revenues. Gross profit was negatively impacted by approximately $14.5 million, or -10.0 percentage points of gross margin, associated with sales to the liquidation channel and increased inventory reserves, and a further $7.7 million, or -6.7 percentage points of gross margin, related to Beyond Meat® Jerky.
•Net loss was $97.1 million, or $1.53 per common share. Net loss as a percentage of net revenues was -66.1%.
•Adjusted EBITDA was a loss of $68.8 million, or -46.8% of net revenues.

Beyond Meat President and CEO Ethan Brown commented, “In Q2 2022, we recorded our second largest quarter ever in terms of net revenues even as consumers traded down among proteins in the context of inflationary pressures, and we made solid sequential progress on reducing operating and manufacturing conversion costs. Across the balance of the year, we are tightly focused on intensifying OpEx and manufacturing cost reductions, executing against a series of planned market activities for our global strategic partners, and strengthening our retail business through core support and the introduction of one of our best innovations to date. Through these and other measures, we are confident we will emerge from the current economic climate leaner and stronger, and well positioned for our next chapter of growth.”
Brown continued, “We recognize progress is taking longer than we expected, notwithstanding the increasing urgency and importance of our opportunity. Our transition to mass market consumption will occur as we actualize our vision: providing consumers with plant-based meats that are indistinguishable
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

from, understood as healthier than, and at price parity with their animal protein equivalents. With the recent, dramatic, decline in consumer buying power, the importance of delivering on our price parity targets is magnified. We take note of this powerful reminder, and continue to advance as well as broaden cost reduction activities in service to realizing price parity.”

Second Quarter 2022
Net revenues decreased 1.6% to $147.0 million in the second quarter of 2022, compared to $149.4 million in the year-ago period. The decrease in net revenues was driven by a decrease in net revenue per pound of approximately 14.2%, partially offset by a 14.6% increase in total pounds sold. The decrease in net revenue per pound was primarily attributable to changes in price, including the impact of sales to liquidation channels and list price reductions in the EU implemented in the first quarter of 2022, changes in foreign exchange rates, and increased trade discounts. U.S. retail channel net revenues increased 2.2% compared to the year-ago period primarily driven by sales of Beyond Meat Jerky, which was introduced in the first quarter of 2022, to the Planet Partnership, LLC, our joint venture with PepsiCo, Inc., partially offset by decreases of other products. U.S. foodservice channel net revenues decreased 2.4% primarily due to discontinued distribution at a certain customer, which was included in the year-ago period, partially offset by increased sales of other products. International retail channel net revenues decreased 17.0% mainly due to list price reductions in the EU, unfavorable foreign exchange rate impact, and increased trade discounts partially offset by increased pounds sold. International foodservice channel net revenues increased 7.0% primarily due to an increase in pounds sold, partially offset by changes in sales mix, unfavorable foreign exchange rate impact, and increased trade discounts.

Net revenues by channel (unaudited):
The following tables present our net revenues by channel for the periods presented:

	Three Months Ended		Change
(in thousands)	July 2, 2022	July 3, 2021	Amount	%
U.S.:
Retail	$78,861	$77,195	$1,666	2.2%
Foodservice	23,389	23,961	(572)	(2.4)%
U.S. net revenues	102,250	101,156	1,094	1.1%
International:
Retail	23,692	28,544	(4,852)	(17.0)%
Foodservice	21,098	19,726	1,372	7.0%
International net revenues	44,790	48,270	(3,480)	(7.2)%
Net revenues	$147,040	$149,426	$(2,386)	(1.6)%

	Six Months Ended		Change
(in thousands)	July 2, 2022	July 3, 2021	Amount	%
U.S.:
Retail	$147,121	$141,021	$6,100	4.3%
Foodservice	38,882	40,703	(1,821)	(4.5)%
U.S. net revenues	186,003	181,724	4,279	2.4%
International:
Retail	39,829	45,743	(5,914)	(12.9)%
Foodservice	30,663	30,123	540	1.8%
International net revenues	70,492	75,866	(5,374)	(7.1)%
Net revenues	$256,495	$257,590	$(1,095)	(0.4)%

Pounds sold by channel (unaudited):
The following table presents consolidated pounds sold by channel for the periods presented:

	Three Months Ended		Change		Six Months Ended		Change
(in thousands)	July 2, 2022	July 3, 2021	Amount	%	July 2, 2022	July 3, 2021	Amount	%
U.S.:
Retail	16,057	13,834	2,223	16.1%	28,510	24,962	3,548	14.2%
Foodservice	3,965	4,002	(37)	(0.9)%	6,717	6,884	(167)	(2.4)%
International:
Retail	5,061	4,775	286	6.0%	8,591	7,734	857	11.1%
Foodservice	5,042	3,666	1,376	37.5%	7,623	5,669	1,954	34.5%
Total pounds sold	30,125	26,277	3,848	14.6%	51,441	45,249	6,192	13.7%

Gross profit was a loss of $6.2 million, or gross margin of -4.2% of net revenues, in the second quarter of 2022, compared to gross profit of $47.4 million, or gross margin of 31.7% of net revenues, in the year-ago period. The Company’s second quarter results included increased sales of certain inventory to the liquidation channel, as well as higher inventory reserves, which, combined, the Company estimates reduced gross profit and gross margin by approximately $14.5 million and 10.0 percentage points, respectively (excluding any impact from Beyond Meat Jerky). The Company estimates that Beyond Meat Jerky, which was introduced in the first quarter of 2022, further reduced gross profit and gross margin by approximately $7.7 million and 6.7 percentage points, respectively. In addition to the aforementioned factors, gross margin in the second quarter of 2022 compared to the year-ago period was negatively impacted by increased manufacturing costs per pound including depreciation, higher materials costs, and increased logistics costs.
Loss from operations in the second quarter of 2022 was $89.7 million compared to $18.6 million in the year-ago period. In addition to the decrease in gross profit, the expanded loss from operations was primarily attributable to growth in non-production headcount expenses compared to the year-ago period, increased general and administrative expenses driven by ongoing consulting agreements, greater investment in marketing activities, higher expenses associated with production trial activities, and increased investments in innovation.
Net loss was $97.1 million in the second quarter of 2022 compared to $19.7 million in the year-ago period. Net loss per common share was $1.53 in the second quarter of 2022 compared to net loss per common share of $0.31 in the year-ago period. In addition to the expanded loss from operations, net loss in the second quarter of 2022 included $5.4 million in unrealized foreign currency losses primarily due to unfavorable changes in foreign exchange rates of the Euro and Chinese Yuan compared to the year-ago period.
Adjusted EBITDA was a loss of $68.8 million, or -46.8% of net revenues in the second quarter of 2022 compared to an Adjusted EBITDA loss of $2.2 million, or -1.5% of net revenues, in the year-ago period.

Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $454.7 million and total outstanding debt was $1.1 billion as of July 2, 2022. Net cash used in operating activities was $235.7 million for the six months ended July 2, 2022, compared to $120.4 million for the year-ago period. In the six months ended July 2, 2022, net cash used in operating activities included $43.7 million in prepaid lease costs related to the Company’s new innovation center and headquarters facility currently under construction, compared to $26.6 million in the year-ago period. Capital expenditures totaled $42.0 million for the six months ended July 2, 2022, compared to $51.4 million for the year-ago period. Capital expenditures primarily reflect the Company’s continued investments in production equipment and facilities related to capacity expansion and commercialization initiatives domestically and abroad.
2022 Outlook
The Company's operating environment continues to be affected by near-term uncertainty related to macroeconomic issues, including inflation and rising interest rates, increasing concerns about the likelihood of a recession, COVID-19 and its potential impact on consumer behavior and demand levels, challenges related to labor availability and supply chain disruptions, partially attributable to recent geopolitical tensions. Management's outlook considers the potential impact from these factors assuming present day conditions, but the Company acknowledges its operating results may differ materially from the expectations set forth below if its assumptions related to the aforementioned variables, among others, do not materialize. Relative to its previous expectations, the Company believes many of these factors have shifted adversely, and based on management's best assessment of the environment today, the Company is providing the following outlook for the full year 2022:
•Net revenues are expected to be in the range of $470 million to $520 million, an increase of 1% to 12% compared to 2021. This compares to the Company’s previous expectation of net revenues in the range of $560 million to $620 million, representing an increase of 21% to 33% compared to 2021.
•The Company is announcing a reduction-in-force affecting approximately 4% of its global workforce. The reduction-in-force is expected to result in total annualized savings of approximately $8 million, excluding one-time separation costs of approximately $1 million, which the Company expects to incur in the third quarter of 2022.

Total distribution points by channel (unaudited):
The following table presents the approximate number of distribution outlets by channel for the periods presented:

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
U.S.:
Retail(1)	32,000	34,000	34,000	34,000	35,000	78,000
Foodservice	39,000	34,000	36,000	38,000	39,000	41,000
International:
Retail	24,000	29,000	32,000	30,000	31,000	33,000
Foodservice	23,000	22,000	26,000	28,000	30,000	31,000
Total distribution points	118,000	119,000	128,000	130,000	135,000	183,000
___________
(1) Q2 2022 includes distribution points associated with Beyond Meat Jerky. Excluding Beyond Meat Jerky, total U.S. retail distribution outlets was approximately 35,000.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results with additional comments and details today at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 412-902-4255. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com and later archived.
About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand commitment, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. As of June 2022, Beyond Meat branded products were available at approximately 183,000 retail and foodservice outlets in over 90 countries worldwide. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram, Twitter and TikTok.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations,

beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the ultimate duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, operations and supply chains, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, in particular, the COVID-19 pandemic, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks (such as COVID-19), including on our business, financial condition, cash flows and results of operations, including on our supply chain, the demand for our products, our product and channel mix, labor needs at the Company as well as in the supply chain and at customers, the timing and level of retail purchasing, the timing and level of foodservice purchasing, our manufacturing and co-manufacturing facilities and operations, our inventory levels, our ability to expand and produce in new geographic markets or the timing of such expansion efforts, the pace and success of new product introductions, the timing of new foodservice launches, and on overall economic conditions and consumer confidence and spending levels; the impact of uncertainty in our domestic and international supply chain, including labor shortages and disruption and shipping delays and disruption; a resurgence of COVID-19 and the impact of variants of the virus that causes COVID-19 which could slow, halt or reverse the reopening process, or result in the reinstatement of social distancing measures, business closures, restrictions on operations, quarantines, lockdowns and travel bans; the impact of uncertainty as a result of doing business in China and Europe; government or employer mandates requiring certain behaviors from employees due to COVID-19, including COVID-19 vaccine mandates, which could result in employee attrition at the Company, suppliers and customers as well as difficulty securing future labor and supply needs; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors, including due to geopolitical tensions or the outbreak of hostilities or war; our ability to effectively manage our growth in the U.S. and abroad; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the implementation of significant cost cutting measures; our ability to identify and execute cost-down initiatives intended to achieve price parity with animal protein; the success of operations conducted by joint ventures, such as the Planet Partnership, LLC with PepsiCo, Inc., where we share ownership and management of a company with one or more parties who may not have the same goals, strategies or priorities as we do and where we do not receive all of the financial benefit; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, and our ability to maintain and increase sales velocity of our products; changes in the foodservice landscape, including the timing and level of marketing and other financial incentives to assist in the promotion of our products, our ability to grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities and ability to accurately forecast market growth; our ability to effectively expand or optimize our manufacturing and production capacity, including effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which could give rise to termination fees to exit certain supply chain arrangements and/or the write-off of certain equipment; our ability to sell our inventory in a timely manner requiring us to sell our products through liquidation channels at lower prices, write-down or write off obsolete inventory, or increase inventory reserves; our ability to accurately forecast our future results of operations, including fluctuations in demand for our products and any increased competition; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and shelf reset activities, and supply chain and labor disruptions; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and the Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as COVID-19; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products, especially those impacted by the conflict in the Ukraine or problems in the global supply chain exacerbated by COVID-19 lockdowns in China; the availability of pea and other protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs; the impact of inflation and rising interest rates across the economy, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; reduced consumer confidence and consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to consumers’ disposable income, credit availability, debt levels and inflation; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation, including related to data privacy; the ability of our transportation providers to ship and deliver our products in a timely and cost effective manner; management and key personnel changes, the attraction and retention of qualified employees and key personnel, and our ability to maintain our company culture; the effects of organizational changes including a reduction-in-force and realignment of reporting structures; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees or use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the effects of natural or man-made catastrophic or severe weather events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; accounting estimates based on judgment and assumptions that may differ from actual results; the requirements of being a public company and effects of increased administration costs related to compliance and reporting obligations; our significant indebtedness and ability to pay such indebtedness; risks related to our debt, including limitations on our cash flow from operations and our ability to satisfy our obligations under the convertible senior notes; our ability to raise the funds necessary to repurchase the convertible senior notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; provisions in the indenture governing the convertible senior notes delaying or preventing an otherwise beneficial takeover of us; any adverse impact on our reported financial condition and results from the accounting methods for the convertible senior notes; estimates of our expenses, future revenues, capital expenditures, capital requirements and our needs for additional financing; our ability to meet our obligations under our campus innovation and headquarters lease, the timing of occupancy and completion of the build-out of our space, cost overruns, delays and the impact of COVID-19 on our space demands; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses; changes in laws and government regulation affecting our business, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality, including increased levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness and our ability to access capital markets upon favorable terms, including due to rising interest rates; economic conditions and the impact on consumer spending; the impact of increased scrutiny from stakeholders, institutional investors and governmental bodies on environmental, social and governance (“ESG”) practices, including expanding mandatory and voluntary reporting, diligence and disclosure on ESG matters; the outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of tariffs and trade wars; the impact of changes in tax laws; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter, and @BeyondMeatOfficial on TikTok). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts
Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Fitzhugh Taylor and Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net revenues	$147,040	$149,426	$256,495	$257,590
Cost of goods sold	153,202	102,074	262,467	177,530
Gross (loss) profit	(6,162)	47,352	(5,972)	80,060
Research and development expenses	16,202	13,823	35,880	29,748
Selling, general and administrative expenses	63,015	48,286	138,129	87,240
Restructuring expenses	4,302	3,844	7,328	6,318
Total operating expenses	83,519	65,953	181,337	123,306
Loss from operations	(89,681)	(18,601)	(187,309)	(43,246)
Other (expense) income, net
Interest expense	(1,108)	(1,022)	(2,133)	(1,651)
Other, net	(4,902)	180	(6,026)	(1,390)
Total other expense, net	(6,010)	(842)	(8,159)	(3,041)
Loss before taxes	(95,691)	(19,443)	(195,468)	(46,287)
Income tax expense	11	2	21	50
Equity in losses of unconsolidated joint venture	1,432	207	2,103	581
Net loss	$(97,134)	$(19,652)	$(197,592)	$(46,918)
Net loss per share available to common stockholders—basic and diluted	$(1.53)	$(0.31)	$(3.11)	$(0.74)
Weighted average common shares outstanding—basic and diluted	63,573,658	63,121,400	63,519,444	63,029,597

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	July 2, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$454,674	$733,294
Accounts receivable, net	77,154	43,806
Inventory	254,653	241,870
Prepaid expenses and other current assets	33,029	33,078
Total current assets	$819,510	$1,052,048
Property, plant, and equipment, net	258,075	226,489
Operating lease right-of-use assets	25,464	26,815
Prepaid lease costs, non-current	102,839	59,188
Other non-current assets, net	6,301	6,836
Investment in unconsolidated joint venture	5,920	8,023
Total assets	$1,218,109	$1,379,399
Liabilities and Stockholders’ (Deficit) Equity:
Current liabilities:
Accounts payable	$74,430	$69,040
Wages payable	2,984	155
Accrued bonus	4,333	128
Current portion of operating lease liabilities	4,595	4,458
Accrued expenses and other current liabilities	22,975	20,226
Short-term finance lease liabilities	210	182
Total current liabilities	$109,527	$94,189
Long-term liabilities:
Convertible senior notes, net	$1,131,641	$1,129,674
Operating lease liabilities, net of current portion	21,143	22,599
Finance lease obligations and other long-term liabilities	3,739	442
Total long-term liabilities	$1,156,523	$1,152,715
Commitments and Contingencies
Stockholders’ (deficit) equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 63,643,369 and 63,400,899 shares issued and outstanding at July 2, 2022 and December 31, 2021, respectively	6	6
Additional paid-in capital	530,152	510,014
Accumulated deficit	(574,564)	(376,972)
Accumulated other comprehensive loss	(3,535)	(553)
Total stockholders’ (deficit) equity	$(47,941)	$132,495
Total liabilities and stockholders’ (deficit) equity	$1,218,109	$1,379,399

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net loss	$(197,592)	$(46,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,820	9,207
Non-cash lease expense	2,091	1,580
Share-based compensation expense	19,598	15,239
Loss on sale of fixed assets	400	111
Amortization of debt issuance costs	1,967	1,352
Loss on extinguishment of debt	—	1,037
Equity in losses of unconsolidated joint venture	2,103	581
Unrealized losses on foreign currency transactions	7,076	—
Net change in operating assets and liabilities:
Accounts receivable	(30,158)	(27,713)
Inventories	(17,036)	(44,741)
Prepaid expenses and other assets	(992)	(9,943)
Accounts payable	(206)	(2,197)
Accrued expenses and other current liabilities	7,949	10,157
Prepaid lease costs, non-current	(43,651)	(26,578)
Operating lease liabilities	(2,059)	(1,619)
Net cash used in operating activities	$(235,690)	$(120,445)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(41,965)	$(51,420)
Payment of security deposits	(23)	(145)
Net cash used in investing activities	$(41,988)	$(51,565)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	$—	$1,150,000
Purchase of capped calls related to convertible senior notes	—	(83,950)
Debt issuance costs	—	(23,605)
Repayment of revolving credit facility	—	(25,000)
Principal payments under finance lease obligations	(43)	(83)
Proceeds from exercise of stock options	1,309	6,499
Payments of minimum withholding taxes on net share settlement of equity awards	(769)	(1,787)
Net cash provided by financing activities	$497	$1,022,074

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	July 2, 2022	July 3, 2021
Net (decrease) increase in cash and cash equivalents	$(277,181)	$850,064
Effect of exchange rate changes on cash	(1,439)	146
Cash and cash equivalents at the beginning of the period	733,294	159,127
Cash and cash equivalents at the end of the period	$454,674	$1,009,337

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$153	$306
Taxes	$21	$98
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$12,430	$10,251
Non-cash additions to financing leases	$115	$580
Operating lease right-of-use assets obtained in exchange for lease liabilities	$748	$1,678
Reclassification of other current liability to additional paid-in capital in connection with the share-settled obligation	$—	$1,614

Non-GAAP Financial Measures
Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
Adjusted net loss and Adjusted net loss per diluted common share
Adjusted net loss is defined as net loss adjusted to exclude, when applicable, costs attributable to COVID-19, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
Adjusted net loss per diluted common share is defined as Adjusted net loss divided by the number of diluted common shares outstanding.
We consider Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.
Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net loss adjusted to exclude, when applicable, income tax (benefit) expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, and Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.
Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted net loss and Adjusted net loss per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect Other, net, including interest income, loss on extinguishment of debt and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, net loss and net loss per share available to common stockholders—basic and diluted, respectively, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net loss, as reported	$(97,134)	$(19,652)	$(197,592)	$(46,918)
Loss on extinguishment of debt	—	—	—	1,037
Adjusted net loss	$(97,134)	$(19,652)	$(197,592)	$(45,881)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share amounts)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Numerator:
Net loss, as reported	$(97,134)	$(19,652)	$(197,592)	$(46,918)
Aggregate non-GAAP adjustments as listed above	—	—	—	1,037
Adjusted net loss used in computing Adjusted net loss per diluted common share	$(97,134)	$(19,652)	$(197,592)	$(45,881)
Denominator:
Weighted average shares used in computing Adjusted net loss per diluted common share	63,573,658	63,121,400	63,519,444	63,029,597
Adjusted net loss per diluted common share	$(1.53)	$(0.31)	$(3.11)	$(0.73)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net loss per share available to common stockholders—basic and diluted, as reported	$(1.53)	$(0.31)	$(3.11)	$(0.74)
Loss on extinguishment of debt	—	—	—	0.01
Adjusted net loss per diluted common share	$(1.53)	$(0.31)	$(3.11)	$(0.73)
The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net loss, as reported	$(97,134)	$(19,652)	$(197,592)	$(46,918)
Income tax expense	11	2	21	50
Interest expense	1,108	1,022	2,133	1,651
Depreciation and amortization expense	7,729	4,881	14,820	9,207
Restructuring expenses(1)	4,302	3,844	7,328	6,318
Share-based compensation expense	10,306	7,863	19,598	15,239
Other, net(2)	4,902	(180)	6,026	1,390
Adjusted EBITDA	$(68,776)	$(2,220)	$(147,666)	$(13,063)
Net loss as a % of net revenues	(66.1)%	(13.2)%	(77.0)%	(18.2)%
Adjusted EBITDA as a % of net revenues	(46.8)%	(1.5)%	(57.6)%	(5.1)%

____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)
(a) Includes $5.5 million and $6.6 million in foreign currency transaction losses in the three and six months ended July 2, 2022, respectively, and $0.2 million in foreign currency transaction gains and $0.1 million in foreign currency transaction losses in the three and six months ended July 3, 2021, respectively.
(b) Includes $1.0 million in loss on extinguishment of debt associated with termination of the Company's credit facility in the six months ended July 3, 2021.